SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2010

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-7138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA		30318
(Address of principal executive offices)		(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 30, 2010, Cagle’s, Inc. (the “Company”) entered into an extension of and covenant revisions to the Loan Agreement (the “Agreement”) governing our term note payable with Metropolitan Life Insurance Company (“the Lender”).

There are two primary changes to the existing Agreement between the parties:

1.  Monthly principal and interest payments of $290 thousand continue through March 1, 2012 with a maturity payment of $6.5 million due on April 1, 2012.  The previous maturity payment was due on April 1, 2011.

2.  The financial covenants have been revised and the Company is in compliance with these new covenants.

The Company is re-confirming, as of the March 30, 2010 Effective Date of this extension Agreement, all of the representations, warranties, and covenants made by the Company in the original Agreement, subsequent modifications and covenant compliance waivers.

No other changes to the Agreement materially modify the description in the Company’s previous 8-K filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: April 2, 2010

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer